UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

SURGE GLOBAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75-153 Merle Drive Suite B

Palm Desert, CA 92211

(Address of principal executive offices, zip code)

1-800-284-3898

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2013, Surge Global Energy, Inc. (hereinafter referred to as the “Company”) entered into and completed an agreement with an accredited investor to sell and issue to said investor, five hundred thousand (500,000) shares of common stock, $0.001 par value, of the Company at $0.50 per share with a warrant to acquire 500,000 shares of common stock, exercisable at a price of $1.00 per share and which expires on September 30, 2015, to acquire all of his ownership or right, title and interest in one (1) and one-half (½) investment units of Fitzgerald Energy II, LLC and of Fitzgerald Energy III, LLC.

The total consideration for the transaction was $250,000, the total estimated fair market value of this investment is less than $20,000, said investment is not deemed to be a significant transaction as that term is defined in the Securities Exchange Act of 1934 as amended, and the rules and regulations promulgated thereunder, and said amount constitutes less than 10% of the total assets of the Company.

Concurrent with the sale, issuance and acquisition referred to herein, the Company entered into a Memorandum of Understanding with the managers of Fitzgerald Energy I, LLC, Fitzgerald Energy II, LLC and Fitzgerald Energy III, LLC that the Company, in connection with the current acquisition and in connection and in connection with subsequent transactions may, at its discretion, credit the member, in lieu of any cash consideration paid or to be paid or due to Company, from that member’s account and that up on such credit being granted on a dollar-for-dollar basis. It was agreed that said credit may be applied to a reduction of the liability, if any, of Company to Fitzgerald Energy I, LLC, Fitzgerald Energy II, LLC and Fitzgerald Energy III, LLC. At the closing of the transaction, Company received a $150,000 reduction in its investment obligation to Fitzgerald Energy I, LLC, Fitzgerald Energy II, LLC and/or Fitzgerald Energy III to be credited at their discretion.

The managers of Fitzgerald Energy II, LLC and Fitzgerald Energy III, LLC were Fitzgerald Energy Co. LLC and Energy Management USA, LLC and each of said managers had limited liability companies as its manager. William E. Fitzgerald and William A. Fitzgerald are officers and directors of the Company and Carol Fitzgerald was a former officer and each have or had an interest in the managers of the limited liability companies. William E. Fitzgerald, William A. Fitzgerald (together with his wife, Sabrina) and Carol Fitzgerald gave and received no consideration in connection with the transactions.

Item 3.02 Unregistered Sale of Equity Securities.

On September 30, 2013, the Company entered into an agreement with an accredited investor to sell and issue five hundred thousand (500,000) $0.001 par value common shares of the Company at $0.50 per share and 500,000 common stock purchase warrants (exercisable at a price of $1.00 per share until September 30, 2015) for $250,000 and other consideration, of which $100,000 was paid in cash and the balance paid by transfer of personal investment funds and ownership investment units to Company from investor’s current Fitzgerald Energy II, LLC and Fitzgerald Energy III investments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.
a Delaware corporation

Date: October 4, 2013	By:	/s/ Clark Morton
Clark Morton, Chief Executive Officer

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